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                                                                    EXHIBIT 23.2


                        CONSENT OF SHIPMAN & GOODWIN LLP



     We hereby consent to the reference to this firm under the caption "Legal Matters" Amendment No. 1 to the Registration Statement on Form S-4 of Westbank Corporation (File No. 333-64741). In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.




                                        /s/ Shipman & Goodwin LLP
                                        -------------------------
                                        Shipman & Goodwin LLP


November 2, 1998